ASHLAND GLOBAL HOLDINGS INC. DFAN14A

Exhibit 99.1

Elevate Ashland (ASH) Cruiser Capital Advisors November 28, 2018 CONFIDENTIAL

Important Information This presentation is not a solicitation of a proxy from any security holder of Ashland Global Holdings Inc. (the “ Company ”). Cruiser Capital Master Fund LP has nominated four individuals as nominees to the Company’s board of directors and intends to solicit votes for the election of those individuals as members of the Company’s board of directors. The individuals that have been nominated are Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher(the “ Nominees ”). Cruiser Capital Master Fund LP will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2019 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed with the Securities and Exchange Commission (“ SEC ”) by Cruiser Capital Master Fund LP and its affiliates (the “ Cruiser Capital Parties ”) at the SEC’s web site at www.sec.gov . The definitive proxy statement (when available) and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request. Participants in Solicitation : The following persons may be deemed to be participants in the planned solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “ Participants ”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis IV LLC , Allen A. Spizzo, William H. Joyce, Patrick E. Gottschalk and Carol S. Eicher. The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the Participants and their interests may be found in the Notice of Intent to Nominate Directors, as filed with the SEC on October 25, 2018 and incorporated herein by reference . CONFIDENTIAL - NOT FOR DISTRIBUTION 2

Important Information Nothing set forth herein shall constitute an offer to sell any securities or constitute a solicitation of an offer to purchase any securities. Any such offer to sell or solicitation of an offer to purchase shall be made only by formal offering documents, which include, among others, a confidential offering memorandum, limited partnership agreement, subscription agreement and related subscription documents. Such formal offering documents contain additional information not set forth herein, which such additional information is material to any decision to invest in the Fund. The confidential offering memorandum contains additional information, including information regarding certain risks of investing which are material to any decision to invest in the Fund. Nothing set forth herein shall constitute an offer or solicitation of proxies or votes for anything to do with Ashland (ASH) or any other security. Any such solicitation shall be made only by formal documents filed publicly which include, among others, formal proxy materials. No information is warranted by Cruiser or its affiliates or subsidiaries as to completeness or accuracy, express or implied, and is subject to change without notice. This document may contain forward - looking statements, including observations about markets and industry and regulatory trends as of the original date of this document. Forward - looking statements may be identified by, among other things, the use of words such as “expects,” “anticipates,” “believes,” or “estimates,” or the negatives of these terms, and similar expressions. Forward - looking statements reflect Cruiser’s views as of such date with respect to possible future events. Actual results could differ materially from those in the forward - looking statements as a result of factors beyond Cruiser’s control. Investors are cautioned not to place undue reliance on such statements. No party has an obligation to update any of the forward - looking statements in this document. CONFIDENTIAL - NOT FOR DISTRIBUTION 3

Important Information Before making an investment decision with respect to Cruiser Capital, LLC (the “Fund”) managed by Cruiser Capital Advisors, LLC (the “Manager ”), or any manager potential investors are advised to read carefully the respective offering documents (including any relevant underlying agreements) and the related subscription documents regarding the Fund, and to consult with their tax, legal, ERISA and financial advisors. The specific terms of an investment in the Fund are subject to the offering materials. Such terms may change from the time you receive these materials and the time you receive the offering documents. This document is being provided to you for discussions purposes only. It is not to be relied on for investment decisions or proxy decisions as they related to Ashland or any other Company. These materials should only be considered current as of the date of publication without regard to the date on which you may receive or access the information. The Manager maintains the right to delete or modify information without prior notice. Charts, tables and graphs contained in this document are not intended to be used to assist the reader in determining which securities to buy or sell or when to buy or sell securities. Return targets or objectives, if any, reflect highly subjective determinations by Cruiser and are based on a variety of factors, including, among others, internal modeling, investment strategy, prior performance of similar products (if any), volatility measures, risk tolerance and market conditions. Performance may fluctuate, especially over short periods. Targeted returns should be evaluated over the time period indicated and not over shorter periods. Targeted returns are not intended to be actual performance and should not be relied upon as an indication of actual or future performance. The past performance of the Manager, its principals, members, or employees is not indicative of future returns. Any performance reflected herein and the performance for any given investor may differ due to various factors including, without limitation, the timing of subscriptions and redemptions, applicable management fees and incentive allocations, and the investor’s ability to participate in new issues. There is no guarantee that the Manager will be successful in achieving positive investment objectives. An investment in the Fund or any security including those mentioned herein contains risks, including the risk of complete loss. CONFIDENTIAL - NOT FOR DISTRIBUTION 4

Elevate Ashland 5 • Cruiser Capital believes that Ashland Global Holdings Inc. (NYSE: ASH) is a strategic asset that is worth well in excess of $125 + • Potentially worth substantially more • Concerned that Company will Undertake Premature M&A Activity Before Fixing its Long - Standing Problems – Depriving Existing Shareholders of Significant Value CONFIDENTIAL - NOT FOR DISTRIBUTION

Who We Are 6 • Engaged shareholders who brought Ashland Jerome Peribere to the Board • Company publicly thanked Cruiser Capital: We would also like to thank Cruiser Capital Advisors for their assistance in recommending Jerome to Ashland. We are confident that Jerome's industry experience, coupled with his deep understanding of global operations, strategy and integration, will benefit the Ashland board and all the company's stakeholders." – CEO Bill Wulfoshn ; Ashland Press Release, 11/28/2017 • Previously nominated Dr. Bill Joyce, Allen Spizzo and Carol Eicher to A.Schulman (SHLM) CONFIDENTIAL - NOT FOR DISTRIBUTION

Engaging with Shareholders? 7 “Ashland strives to maintain constructive, ongoing communications with all its stockholders and welcomes views and opinions that may advance its goal of driving enhanced value .” (1) What is so intimidating about meeting with Dr. Bill Joyce and Allen Spizzo ? CONFIDENTIAL - NOT FOR DISTRIBUTION (1) Ashland October 25, 2018 Press Release

Who We Are Recommending 8 Dr. Bill Joyce: Bill currently is a Director of Hexion and Vice Chairman of the Fermi Research Association. Bill served as CEO where he oversaw the successful turn - arounds of Union Carbide (purchased by Dow Chemical), Hercules (ultimately purchased by Ashland, and now a key component of ASI), and Nalco (purchased by Ecolab). Dr. Joyce received the National Medal of Technology Award from President Clinton, the Plastics Academy’s Lifetime Achievement Award, and the Society of Chemical Industry Perkin Medal Award. He was selected as one of the hundred most successful engineers of the century by the American Institute of Chemical Engineers. His trusts have purchased $35mm of ASH Common Stock in 2018. Allen Spizzo : Allen is a former executive and CFO of Hercules where he worked in various leadership capacities for over 15 years. Hercules is a key asset of, and EBITDA contributor to, today’s Ashland Specialty Ingredients. Allen has an intimate knowledge of Ashland’s businesses having worked in operations, product management, business development and executive leadership. He is currently a Director of Ferro Corp (NYSE: FOE), a leading specialty coatings business. He also served on the Boards of A. Schulman (SHLM) and OM Group (OMG). He has purchased 4,330 shares of ASH Common Stock in 2018. Pat Gotschalk : Pat is the former Chairman and CEO of Union Carbide (2007 - 2012) and most recently served as the President of Dow’s multi - billion dollar coatings, monomers and plastic additives business. Under his leadership, there was a focus on improving productivity, supply reliability and improving the innovation pipeline that lead to double digit volume and earnings growth. Pat has over 30 years as an experienced global business leader at companies such as Union Carbide and The Dow Company. He is a current Director of Superior Plus Corporation (TSX: SPB). He has purchased 1,000 shares of Common Stock in 2018. Carol Eicher: Carol was most recently the President and Chief Executive Officer of Innocor , Inc. where she led its integration, growth and ultimate sale, generating a 4x return for her investors. Ms. Eicher brings thirty years of manufacturing, commercial and executive leadership experience in the chemical industry having had senior leadership positions at Dow Chemical, Rohm and Hass, Ashland Chemical Company, and E.I. DuPont de Nemours. She currently serves as a Director at Tennant (TNC) where she chares the Governance Committee. CONFIDENTIAL - NOT FOR DISTRIBUTION

Insider Purchases? We believe that no director or officer has purchased common stock in the last ten years Source: Capital IQ 9 Holder Name Trade Date Range Transacted Shares Transaction Value Range (USD)Transaction Type Price Range (USD) Ligocki Ph.D., Kathleen A. (Former Director) Dec-01-2008 20,000 165,600 Open Market Acquisition 8.28 Rijneveldshoek, Peter H. (Former Member of Operating Committee) Dec-01-2008 2,000 18,540 Open Market Acquisition 9.27 Healy M.D., Bernadine P. (Former Director) Nov-26-2008 1,000 9,090 Open Market Acquisition 9.09 O'Brien, James J. (Former Director) Nov-25-2008 100,000 908,970 Open Market Acquisition 9.09 Rohr, Mark C. (Director) Nov-25-2008 5,000 49,059 Open Market Acquisition 9.79 - 9.83 Nov-25-2008 1,100 10,769 Open Market Acquisition 9.79 Nov-25-2008 300 2,937 Open Market Acquisition 9.79 Nov-25-2008 500 4,900 Open Market Acquisition 9.8 Nov-25-2008 700 6,867 Open Market Acquisition 9.81 Nov-25-2008 600 5,892 Open Market Acquisition 9.82 Nov-25-2008 1,600 15,728 Open Market Acquisition 9.83 Nov-25-2008 200 1,966 Open Market Acquisition 9.83 Manager, Vada O. (Former Director) Nov-25-2008 450 4,170 Open Market Acquisition 9.27 Hale, Roger W. (Former Director) Nov-21-2008 1,000 11,287 Open Market Acquisition 11.29 Solomon, Walter H. (Former Chief Growth Officer and Vice President) Jan-29-2008 900 39,444 Open Market Acquisition 43.83 CONFIDENTIAL - NOT FOR DISTRIBUTION

Lack of Integration Ashland disclosed 6.30.18 LTM SG&A of $708mm; this compares to FY 2018 adjusted EBITDA of $683mm 10 CONFIDENTIAL - NOT FOR DISTRIBUTION Source: Investor Presentation

Excessive Cost Structure • Ashland announced a cost reduction program to reduce $70mm of corporate cost (A) associated with the Composite and I&S business being sold and $50mm of direct business SG&A (B) at ASI • $70mm cost reduction associated with businesses that are being sold - the majority of these costs should transfer with the business being sold • Ashland is not addressing any of the $162mm of corporate cost allocated to ASI nor the $50mm of “legacy unallocated” costs • There is a substantial opportunity for further cost reductions (C) 11 CONFIDENTIAL - NOT FOR DISTRIBUTION

EBITDA Potential: Low Hanging Fruit A base case ASI EBITDA of $700mm assumes only an incremental $50mm cost reduction (there is a $100mm+ opportunity) and less than 5% of organic growth in the base business 12 ASI EBITDA Bridge EBITDA EBITDA 50 26 700 50 574 0 100 200 300 400 500 600 700 800 2018 ASI EBITDA Announced Cost Reduction Incremental Cost Reduction Organic Growth PF ASI EBITDA CONFIDENTIAL - NOT FOR DISTRIBUTION

Valuation Matrix Substantial opportunity to improve Ashland’s EBITDA and Multiple 13 CONFIDENTIAL - NOT FOR DISTRIBUTION Ashland Valuation Potential (1) EBITDA 650 675 700 725 750 10.0x $84 $88 $92 $96 $100 11.0x $95 $99 $104 $108 $112 12.0x $105 $110 $115 $120 $124 13.0x $116 $121 $126 $131 $136 14.0x $126 $132 $137 $143 $148 15.0x $136 $142 $148 $154 $160 16.0x $147 $153 $160 $166 $172 Note (1): Pro-forma for sale of Composites and the Marl BDO facility. Net debt of $1.2bn based on $1bn of net proceeds, share count of 62.4mm shares

None of this discussion focuses on Ashland’s most exciting opportunities which are to grow sales and profits . 14 CONFIDENTIAL - NOT FOR DISTRIBUTION

ASI EBITDA 509 Pharmachem 683 491 529 527 476 493 574 - 200 400 600 800 2012 2013 2014 2015 2016 2017 2018 Where is the EBITDA Growth? Ashland EBITDA at ASI has not grown over a long period of time Note (1): Pharmachem acquisition closed May 2017; $65mm of EBITDA per management , FY 2018 first full year of contribution 15 CONFIDENTIAL - NOT FOR DISTRIBUTION

Aspirational Margin Improvement Shareholders should not have to wait another three plus years for the Company to achieve adequate profitability • January 28, 2014: From an ASI perspective, what we've said in the past is in the 25% to 27% range . And if you look across the spectrum of high - quality, top quartile specialty chemical companies , I think that's what you'd expect to find and see, and with the growth profile that also goes along with that and that's exactly what we're creating here. (1) • April 30, 2015: My [Bill Wulfsohn ] first priority was to ensure that we delivered against our near and midterm financial EBITDA margin growth targets . (2) • November 11, 2015 (Analyst Day): Our targets for that business are 25% to 27%. We continue to believe that, that is imminently achievable as we continue to grow these core technology platforms and really focus on those . (3) • August 8, 2018: In addition, to accelerate Specialty Ingredients' path to achieve its targeted 25% to 27% EBITDA (4) 16 CONFIDENTIAL - NOT FOR DISTRIBUTION (1) Ashland Q1 2014 Earnings Call (2) Ashland Q2 2015 Earnings Call (3) Ashland Q2 2015 Earnings Call (4) Ashland Q3 2018 Earnings Call

ASI EBITDA Margin Improvement? • Ashland has had a long term ASI EBITDA margin target of 25% - 27% for over FOUR YEARS • ASI had an EBITDA margin of 23.2% in FY 2018 compared to 23.3% margins in FY 2015. 17 CONFIDENTIAL - NOT FOR DISTRIBUTION 23.3% 22.8% 22.2% 23.2% 25% - 27% 16.0% 18.0% 20.0% 22.0% 24.0% 26.0% 28.0% 2015 2016 2017 2018 LT Target ASI Adjusted EBITDA Margin

Elevate Ashland • Ashland is now set to receive $1 billion of net proceeds following the completion of the recently announced sale of Composites and Marl BDO facility. • In March, the Company authorized a $1 billion share repurchase. Well - informed Board perspectives on capital allocation decisions are critical. 18 CONFIDENTIAL - NOT FOR DISTRIBUTION

Elevate Ashland • The bottom line : We believe Ashland deserves more. Great opportunity exists at the Company. • We believe Dr. Bill Joyce, Allen Spizzo , Pat Gottschalk, Carol Eicher can help elevate Ashland to achieve more value for its shareholders, employees and customers . 19 CONFIDENTIAL - NOT FOR DISTRIBUTION

20 Dr. William H Joyce is one of the most successful Chemical executives in history. He is the retired Chairman of the Board and Chief Executive Officer of Nalco, Hercules Inc., Union Carbide Corporation and Vice Chairman of Dow Chemical. He currently is an indirect owner of over 470,000 shares ($40mm) of Ashland stock . He recently was an advisor and consultant at A.Schulman (SHLM) prior to its sale in 2018. Dr. Joyce is an active member of scientific bodies and panels and was awarded the National Medal of Technology from President Clinton in 1993. He was elected to the National Academy of Engineering in 1994. Other accolades include the 2003 Perkin Medal from the Society of Chemical Industry and the Outstanding Achievement Award and Lifetime Award from the Society of Plastics Engineers in 2008. Dr. Joyce was selected as one of the hundred most successful engineers of the century by the American Institute of Chemical Engineers. Dr. Joyce is a trustee of the Universities Research Association and serves as its Vice Chairman. He served as the elected chairman of the Society of the Plastics Industry and on the executive board of the American Chemistry Council. He was a director and audit committee chairman of CVS, a director of El Paso, Celanese, Reynolds Metal, and a current director of Hexion. He was one of the first Board Leadership Fellows of the National Association of Corporate Directors. Dr. Joyce received a BS in Chemical Engineering from Penn State University, and an MBA with distinction and a PhD in Business, both from New York University. At graduation he received the McDowell award as the outstanding graduate student relating to his doctoral studies at New York University. Dr. William H. Joyce CONFIDENTIAL - NOT FOR DISTRIBUTION

Dr. William H. Joyce 21 Selected Professional Experiences (1) He led the turnaround of Union Carbide Corporation, a Dow Jones 30 Industrial company, which was facing bankruptcy. Share price under the improvement program moved from four ($4.00) dollars a share to $66 in 7½ years. This improvement was driven by cost reduction without reducing the headcount of plant or sales employees. (2) He led a turnaround of Hercules which had broken its bank covenants, lost a proxy fight, and declared impossible to fix by the past president who was brought back to fix the company. Share price stopped its freefall as the program started and the share price moved from $6 to $15 in one year. Earnings continued to improve but new lawsuits that emerged relating to asbestos from a business divested 30 years ago stopped the price appreciation of shares. The company with continually improving earnings, was able to carry and pay off the lawsuits without a share price drop and emerged successfully. (3) He led the turnaround of Nalco which, while profitable, had not grown in 20 years. Under the improvement program the company reached double - digit growth in one and a half years. The value per share rose seven times to $25.00 per share. One dollar initially invested in Union Carbide with proceeds re - invested first in Hercules and then again in Nalco would show a return in excess of $400 over the 14 ½ years. CONFIDENTIAL - NOT FOR DISTRIBUTION

Allen Spizzo Allen A. Spizzo , age 59, is a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries. He also serves as an investment advisor and asset management trustee where he is the indirect owner of approximately 750,000 shares of SHLM stock. He served as Vice President and Chief Financial Officer of Hercules Incorporated (formerly NYSE: HPC) (“Hercules”), a former S&P 500 company, from March 2004 until the company was sold to Ashland Inc. in November 2008. He served as Vice President, Corporate Affairs, Strategic Planning and Corporate Development of Hercules from July 2002 to March 2004. He served as Vice President, Investor Relations and Strategic Planning of Hercules from 2000 to July 2002. Prior to that, he served in other capacities with Hercules since 1979. Mr. Spizzo received a BS in Chemical Engineering from North Carolina State University and an MBA from University of Akron. Mr. Spizzo currently serves on the Board of Directors and is a member of the Audit and Compensation Committees for Ferro Corporation (NYSE: FOE), a global specialty materials business. Mr. Spizzo also serves on the Board of Directors of Global Specimen Solutions, Inc., a privately held informatics company serving the pharmaceutical and biotech industries headquartered in Raleigh, North Carolina. Mr. Spizzo recently served on the Board of Directors of OM Group, Incorporated (formerly NYSE: OMG), a global specialty chemicals and materials company, until its sale in 2015 and A. Schulman (SHLM), a global plastic compounding company until its sale in 2018 22 CONFIDENTIAL - NOT FOR DISTRIBUTION

Patrick Gottschalk Patrick Gottschalk is an experienced global business leader with over 30 years and currently is a director at Superior Plus (TSX:SPB). Mr. Gottshcalk is skilled at driving complex organizations to increase focus on key business improvement levers and increase value capture. While working at two of the leading Material Science companies (Union Carbide and Dow Chemcial ) Mr. Gottschalk was specifically selected to lead three different turn around opportunities as Business Director, Vice President and finally Division President. Mr. Gottschalk approach in each case focused on strong fundamental execution (sales, manufacturing, safety, capital allocation and quality) and then focusing the business on key areas with competitive advantage to increase growth. Cumulative value growth (NPV) exceeded $1B for these businesses. Mr. Gottschalk selected by Dow Chemical to serve as Chairman of the Board for Union Carbide, a wholly owned subsidiary, which he served on from 2007 - 2012 Mr. Gottschalk resides in Philadelphia and is a trustee of the Sheehan Charitable Foundation 23 CONFIDENTIAL - NOT FOR DISTRIBUTION

Carol Eicher Carol Eicher was most recently the President and Chief Executive Officer of Innocor , Inc. Carol brings thirty years of manufacturing, commercial and executive leadership experience in the chemical industry. Throughout her career, she has led global specialty chemicals businesses serving a broad array of end use markets from construction and infrastructure to household and personal care. Carol worked at Dow Chemical, where she was Business President for Coatings and Construction, a $5 billion global business. Prior to joining Dow, through the acquisition of Rohm and Haas, Carol was an executive officer and held multiple business leadership roles at Rohm and Haas and Ashland, Inc. She began her career at DuPont spending thirteen years in manufacturing leadership roles. Carol serves as Treasurer of Fairmount Park Conservancy, the non - profit responsible for raising funds to support marketing and infrastructure development in the 10,000 acre public greenspace owned by the City of Philadelphia. She is a director of Tennant Company, serving on the Audit Committee and Chairing the Governance Committee. Carol obtained her Bachelor’s degree in chemical engineering from the University of Pennsylvania in Philadelphia and her MBA from York College of PA.. 24 CONFIDENTIAL - NOT FOR DISTRIBUTION

Feel Free to Contact Us: 501 Madison Avenue New York, NY 10022 Attn: Keith M. Rosenbloom info@cruisercap.com (212) 251 - 3390 CONFIDENTIAL - NOT FOR DISTRIBUTION 1